AMENDMENT TO THE
TRUST FOR ADVISED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 26th day of May, 2016, to the Transfer Agent Servicing Agreement, dated as of January 1, 2014, as amended, (the“Agreement”), is entered into by and between TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Trust for Advised Portfolios

Exhibit M, the Soundwatch Capital Core Hedged Equity Fund is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR ADVISED PORTFOLIOS

By: /s/ Christopher E. Kashmerick

Name: Christopher E. Kashmerick

Title: President
U.S. BANCORP FUND SERVICES, LLC

By: /s/ Michael R. McVoy

Name: Michael R. McVoy

Title:  Executive Vice President

Exhibit M to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Name of Series
Soundwatch Capital Core Hedged Equity Fund

Transfer Agent, Shareholder & Account Services Fee Schedule at May, 2016

Annual Service Charges to the Fund*

Annual Service Charges to the Fund*
▪ Base Fee for 1st CUSIP	$__ per year
▪ Additional CUSIP Fee	$__per year
▪ NSCC Level 3 Accounts	$__per open account
▪ No-Load Fund Accounts	$__per open account
▪ Load Fund Accounts	$__per open account
▪ Closed Accounts	$__per closed account

Annual Basis Point Fee
__ basis point on the first $__
__basis points on the next $__
__basis points on the balance

Services Included in Annual Basis Point Fee
▪ Telephone Calls
▪ Voice Response Calls
▪ Manual Shareholder Transaction & Correspondence
▪ Omnibus Account Transaction
▪ Daily Valuation/Manual 401k Trade
▪ Report Source - Client on-line access to fund and investor data. Includes set up and 2 user Ids.
▪ NSCC System Interface
▪ Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
▪ Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

▪ 12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

CUSIP Setup
▪ CUSIP Setup beyond the initial CUSIP - $__per CUSIP
▪ Expedited CUSIP Setup - $__per CUSIP (Less than 35 days)

Miscellaneous Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Exhibit M (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement
Transfer Agent & Shareholder Services
 Supplemental Services – E-Commerce Services Fee Schedule at May, 2016
FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪ FAN Web Premium (Fund Groups over 50,000 open accounts)
− Implementation - $__per fund group – includes up to 25 hours of technical/BSA support
− Annual Base Fee - $__per year
▪ FAN Web Select (Fund Groups under 50,000 open accounts)
− Implementation - $__per fund group – includes up to 10 hours of technical/BSA support
− Annual Base Fee - $__per year
▪ FAN Web Direct (API) – Quoted Separately
▪ Customization - $__per hour – (subject to change at prevailing rates of vendor)
▪ Activity (Session) Fees:
− Inquiry - $__per event
− Account Maintenance - $__per event
− Transaction – Financial transactions, reorder statements, etc. - $__per event
− New Account Setup - $__per event (Not available with FAN Web Select)
▪ Strong Authentication:
− $__per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Web- Responsive Design (includes Mobile Access)
Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
▪ FAN Web Premium (Fund Groups over 50,000 open accounts)
▪ Implementation – - $__per fund group – includes up to 90 hours of technical/BSA support
▪ Annual Base Fee - $__per year
▪ FAN Web Select (Fund Groups under 50,000 open accounts)
− Implementation – $__fund group – includes up to 45 hours of technical/BSA support
− Annual Base Fee - $__per year
▪ Customization - $__ per hour - (subject to change at prevailing rates of vendor)
▪ Activity (Session) Fees:
− Inquiry - $__per event
− Account Maintenance - $__per event
− Transaction – financial transactions, duplicate statement requests, etc. - $__per event
− New Account Set-up - $__per event (Not available with FAN Web Select)
▪ Strong Authentication:
− $__per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker dealers for import into a variety of financial planning software packages.
▪ Base Fee Per Management Company – file generation and delivery - $__per year
▪ Per Record Charge
− Rep/Branch/ID - $__
− Dealer - $__
▪ Price Files - $__ per record or $__per user per month, whichever is less

Vision
Permits broker dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪ Inquiry Only
− Inquiry - $__per event
− Per broker ID - $__per month per ID
▪ Transaction Processing
− Implementation - $__per management company
− Transaction – purchase, redeem, exchange, literature order - $__per event
− New Account Setup – $__per event
− Monthly Minimum Charge - $__ per month

Exhibit M (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services – E-Commerce Services Fee Schedule (Continued) at May, 2016

Fund Source –
Client Access to audited fund information, pricing, performance, literature, processing guidelines.
-	$__ per Month - Unlimited Users
eConnect –
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
-	$__per Email
Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	BDS – Statement Storage & Retrieval
-	Setup: $__ per user
-	Support: $__per user per month
▪	ReportSource – Report and Data File Storage & Retrieval
-	Setup: Included in initial fund setup on Transfer Agent system
-	$__per user per month beyond 2 users included as part of setup
Additional Data Delivery Services
▪	Ad Hoc per PowerSelect File Development
-	Standard ad-hoc select: $__per file
-	Custom coded data for recurring, scheduled delivery: $__per hour consultation and programming development
-	Support: $__ per file per month for recurring files/reports scheduled for delivery via Report Source.
-	Recurring files scheduled for delivery via Report Source.
▪	Custom Electronic File Exchange (DDS delivery of standard TIP files)
-	Setup: $__one-time fee
-	Support: $__per file per month

Recordkeeping Application Access
▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−	$__implementation
−	$__ per month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−	$__ implementation
−	$__ per ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−	$__implementation
−	$__ per ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−	$__implementation
−	$__per ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
−	$__implementation
−	$__per ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−	$__implementation
−	$__ per ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−	$__per month

Exhibit M (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services – E-Commerce Services Fee Schedule (Continued) at May, 2016

Programming Charges- (subject to change at prevailing rate of vendor)
▪	$__per hour
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule at May, 2016

Transfer Agent Training Services
▪	On-site at USBFS - $__per day
▪	At Client Location - $__per day plus travel and miscellaneous expenses if required

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	$__per direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$__setup per fund group
▪	$__per month administration
▪	$__per received email correspondence
Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$__per fund group per month

Literature Fulfillment Services
▪	Account Management/Database Administration
−	$__ per month
−	Receiving - $__ per SKU
−	Order Processing - $__ per order
−	Skid Storage - $__ per month per location
−	Disposal - $__ per SKU
▪	Inbound Teleservicing Only
−	Account Management - $__per month (OR)
−	Call Servicing - $__per call
▪	Lead Source Reporting
−	$__per month
▪	Closed Loop Reporting
−	Account Management - $__ per month
−	Database Installation, Setup - $__per fund group
▪	Miscellaneous Expenses
−	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
-	$__per Month

CTI Reporting – Integrated custom detailed call reporting
▪	$__ per monthly report

Exhibit M (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule (Continued) at May, 2016

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$__per qualified plan account or Coverdell ESA account (Cap at $__per SSN)
▪	$__per transfer to successor trustee
▪	$__per participant distribution (Excluding SWPs)
▪	$__per refund of excess contribution
▪	$__per reconversion/re-characterization

Additional Shareholder Paid Fees
▪	$__per outgoing wire transfer or overnight delivery
▪	$__per telephone exchange
▪	$__per return check or ACH or stop payment
▪	$__per research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪	$__ setup per fund group
▪	$__per certificate transaction

Real Time Cash Flow
▪	Implementation (one time charge) & Recurring Charges (monthly)
-	5 Users – $__
-	10 Users – $__
-	20 Users – $__
-	30 Users – $__
-	40 Users – $__
▪	50 Users – $__
▪	Training
-	WebEx - $__ per user
-	On Site at USBFS - $__per day
-	At Client Location - $__per day plus travel and miscellaneous expenses if required
▪	Real Time Data Feeds
-	Implementation (per feed) - $__ per hour (8 hour estimate)
-	Recurring (per feed) - $__ per month

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit M

Soundwatch Capital, LLC

By: /s/ Robert Hammer

Printed Name and Title: Robert Hammer / CEO    Date: 6/1/2016